Exhibit 10

                        MINERAL PROPERTY OPTION AGREEMENT

     THIS AGREEMENT dated for reference June 26, 2008.

BETWEEN:

          T.L. SADLIER-BROWN, with an office at 1209, 409 Granville Street, Vancouver, British Columbia, V6C 1T2 ;

          (the "Optionor")

                                OF THE FIRST PART

AND:

          LAKE FOREST MINERALS, INC., a company incorporated pursuant to the laws of the State of Nevada; Suite #4 - 711 South Carson Street, Carson City, Nevada, USA, 89701;

          ("LFM")

                               OF THE SECOND PART

W H E R E A S :

A. T.L. SADLIER-BROWN is the registered and beneficial owner of a mineral property claim group, which claims are more particularly described in Schedule "A" attached hereto which forms a material part hereof (collectively, the "Claims");

B. The Optionor has agreed to grant to LFM the sole and exclusive right, privilege and option to explore the Claims together with the sole and exclusive right, privilege and option to purchase the Claims upon the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1. OPTIONOR REPRESENTATIONS

1.1 The Optionor represents and warrants to LFM that:

     (a) The Optionor is the registered and beneficial owner of the Claims and hold the right to explore and develop the Claims;
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     (b)  The Optionor hold the Claims free and clear of all liens, charges and claims of others, and the Optionor have a free and unimpeded right of access to the Claims and have use of the Claims surface for the herein purposes;

     (c) The Claims have been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of British Columbia and are in good standing in British Columbia as of the date of this Agreement;

     (d) There are no adverse claims or challenges against or to the Optionor ownership of or title to any of the Claims nor to the knowledge of the Optionor is there any basis therefore, and there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof;

     (e) The Optionor has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which either Optionor is a party or by which they are bound or to which they are subject; and

     (f) No proceedings are pending for, and the Optionor is unaware of any basis for, the institution of any proceedings which could lead to the placing of the Optionor in bankruptcy, or in any position similar to bankruptcy.

1.2 The representations and warranties of the Optionor set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which LFM has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claims by LFM.

2. LFM'S REPRESENTATIONS

LFM warrants and represents to the Optionor that it is a body corporate, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

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3. GRANT OF OPTION

The Optionor hereby give and grant to LFM the sole and exclusive right and option to acquire a l00% undivided right, title and interest in and to the Claims (the "Option"), subject to a 2% net smelter returns royalty reserved in favour of the Optionor, by performing the acts and deeds and paying the sums provided for in paragraph 4.

4. CONSIDERATION FOR THE GRANT OF OPTION

4.1 In order to keep the Option granted to LFM in respect of the Claims in good standing and in force and effect, LFM shall be obligated to:

     Cash Payments

     (a)  Pay to the Optionor a total of $15,000 in the following manner:

          (i)  $2,500 by June 30, 2008;

          (ii) an additional $5,000 by June 30, 2009; and

          (iii) an additional $7,500 by June 30, 2010;

4.2 In order to keep the Option granted to LFM in respect of the Claims in good standing and in force and effect, the Optionor shall be obligated to:

     Property Payments and Assessment Work

     (b) Pay, or cause to be paid, on behalf of LFM, all Claims payments and fees associated with filing assessment work required to keep the Claims, pursuant to the laws of British Columbia, and this Option in good standing during the term of this Agreement.

5. COVENANTS OF LFM

5.1 LFM shall perform all work on the Claims in a miner-like manner and shall comply with all laws, regulations and permitting requirements of Canada and the Province of British Columbia including compliance with all:

     (a)  environmental statutes, guidelines and regulations;

     (b)  work permit conditions for lakes and streams; and

     (c)  work restrictions relating to forest fire hazards.

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6. RIGHT TO ABANDON PROPERTY INTERESTS

Should LFM, in its sole discretion, determine that any part of the Claims no longer warrants further exploration and development, then LFM may abandon such interest or interests without affecting its rights or obligations under this Agreement, so long as LFM provides the Optionor with 30 days notice of its intention to do so. Upon receipt of such notice, the Optionor may request LFM to retransfer the title to such interest or interests to them, and LFM hereby agrees to do so, and upon expiry of the 30 days, or upon the earlier transfer thereof, such interests shall cease to be part of the Claims for the purposes of this Agreement.

7. TERMINATION OF OPTION

7.1 Subject to paragraph 7.2, the Option shall terminate if LFM fails to make the required cash payments or to complete required assessment work in accordance with paragraph 4.1 herein within the time periods specified therein. LFM, when it has paid the sum of $2,500 as provided for in subparagraph 4.1(a) hereof, may terminate this Option by giving the Optionor 30 days' notice.

7.2 If LFM shall be in default of any requirement set forth in paragraph 4.1 herein, the Optionor shall give written notice to LFM specifying the default and LFM shall not lose any rights granted under this Agreement, unless within 30 days after the giving of notice of default by the Optionor, LFM has failed to take reasonable steps to cure the default by the appropriate performance.

7.3 If the Option is terminated in accordance with paragraphs 7.1 and 7.2 herein, LFM shall have no interest in or to the Claims, and all expenditures and payments made by LFM to or on behalf of the Optionor under this Agreement shall be non-refundable by the Optionor for which LFM shall have no recourse.

8. ACQUISITION OF INTERESTS IN THE PROPERTY

At such time as LFM has made all of the required cash payments in accordance with paragraph 4.1 herein, within the time periods specified therein, then the Option shall be deemed to have been exercised by LFM, and LFM shall have thereby, without any further act, acquired an undivided 100% interest in and to the Claims, subject to a 2% net smelter returns royalty in favour of the Optionor.

9. RIGHT OF ENTRY

For so long as the Option continues in full force and effect, LFM, its employees, agents, permitted assigns and independent contractors shall have the right to:

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     (a)  enter upon the Claims;

     (b)  incur expenditures;

     (c) bring upon and erect upon the Claims such mining facilities as LFM may consider advisable; and

     (d) remove material from the Claims for testing purposes up to 2 tonnes for a bulk sample.

10. NET SMELTER RETURNS ROYALTY

10.1 For the purposes of this Agreement, "net smelter returns" shall mean the net amount shown due by the smelter or other place of sale from the sale of mineral products, as indicated by its returns or settlement sheets, after payment of:

     (a) all freight charges from the shipping point to the smelter or other place of sale;

     (b) all other proper treatment or other charges at such smelter or other place of sale; and

     (c)  provincial or federal royalties due and payable on production, if any.

10.2 For the purposes of paragraph 10, "commercial production" shall not include milling of ores for the purpose of testing or milling by a pilot plant or milling during an initial tune-up period of a plant.

10.3 On the date LFM commences commercial production on the Claims, the Optionor shall be entitled to receive and LFM shall pay to the Optionor 2% of net smelter returns, to a maximum of $1,000,000.

10.4 LFM shall be under no obligation whatsoever to place the Claims into commercial production and in the event they are placed into commercial production, LFM shall have the right, at any time, to curtail or suspend such production as it, in its absolute discretion, may determine.

10.5 Net smelter returns and the payments payable to the Optionor hereunder shall be adjusted and paid quarterly, and within 90 days after the end of each fiscal year during which the Claims were in commercial production, the records relating to the calculation of net smelter returns during that fiscal year shall be audited and any adjustments shall be made forthwith, and the audited statements shall be delivered to the Optionor who shall have 60 days after receipt of such statements to question in writing their accuracy and failing such question, the statements shall be deemed correct.

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10.6 The Optionor or their representatives duly appointed in writing shall have the right at all reasonable times, upon written request, to inspect those books and financial records of LFM which are relevant to the determination of net smelter returns, and, at the expense of the Optionor, to make copies thereof.

11. OPERATOR

After the execution of this Agreement, LFM, or at LFM's option, its respective associate or nominee or such other unrelated entity as it may determine, will act as the operator of the Claims under this Agreement. LFM, if operator, may resign as the operator at any time by giving 30 calendar days prior written notice to the Optionor, and within such 30 day period, LFM may appoint another party who covenants to act as the operator of the Claims upon such terms as LFM sees fit.

12. POWER AND AUTHORITY OF THE OPERATOR

After the execution of this Agreement, the Operator shall have full right, power and authority to do everything necessary or desirable in connection with the exploration and development of the Claims and to determine the manner of operation of the Claims as a mine.

13. REGISTRATION OF PROPERTY INTERESTS

Upon the request of LFM, the Optionor shall assist LFM to record this Agreement with the appropriate mining recorder and, when required, the Optionor shall further provide LFM with such recordable documents as LFM and its counsel shall require to record its due interest in respect of the Claims.

14. FURTHER ASSURANCES

The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

15. FORCE MAJEURE

If LFM is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of LFM, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and LFM, insofar as is possible, shall

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promptly give written notice to the Optionor of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Optionor as soon as such cause ceases to exist.

16. CONFIDENTIAL INFORMATION

No information furnished by LFM to the Optionor hereunder in respect of the activities carried out on the Claims by LFM, or related to the sale of mineral products derived from the Claims, shall be published by the Optionor without the prior written consent of LFM, but such consent in respect of the reporting of factual data shall not be unreasonably withheld.

17. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

18. NOTICE

18.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered, or if mailed by registered mail in Canada, in the case of the Optionor addressed to them as follows:

     T.L. SADLIER-BROWN
     1209, 409 Granville Street, Vancouver,  British Columbia, V6C 1T2;

and in the case of LFM addressed as follows:

     LAKE FOREST MINERALS INC.
     Suite #4 - 711 South Carson Street, Carson City, Nevada, USA, 89701

and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed, on the third business day after the date of mailing thereof.

18.2 Either party hereto may from time to time by notice in writing change its address for the purpose of this section.

19. OPTION ONLY

Until the Option is exercised, this is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating LFM to do any acts or make any payments hereunder and any acts or payments made

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hereunder shall not be construed as obligating LFM to do any further acts or make any further payments.

20. RELATIONSHIP OF PARTIES

Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party hereto a partner, agent or legal representative of the other party.

21. TIME OF ESSENCE

Time shall be of the essence of this Agreement.

22. TITLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

23. CURRENCY

All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States of America.

24. SEVERABILITY

In the event that any of the paragraphs contained in this Agreement, or any portion of thereof, is unenforceable or is declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions thereof contained in this Agreement and such unenforceable or invalid paragraph, or portion thereof, shall be severable from the remainder of the Agreement.

25. APPLICABLE LAW

The situs of the Agreement is Carson City, Nevada, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the State of Nevada.

26. ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.


T.L. SADLIER-BROWN LAKE FOREST MINERALS INC.




"T.L. SADLIER-BROWN"                             "JEFFREY D. TAYLOR"
-------------------------------                  -------------------------------
T.L. SADLIER-BROWN                               JEFFREY D. TAYLOR
Authorized Signatory                             Authorized Signatory


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